UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  (c) On December 13, 2011 (i) Claude Pupkin, the Chief Executive Officer of Genie Energy Ltd. (the “Registrant”), resigned as the Registrant’s President and (ii) the Registrant’s Board of Directors appointed Ira Greenstein as President effective immediately.   Mr. Pupkin will continue to serve as the Registrant’s Chief Executive Officer.

Mr. Greenstein currently serves as Counsel to the Chairman of IDT Corporation (“IDT”) and had served as the President of IDT Corporation from August 2001 until December 13, 2011. He also was a Director of IDT from December 2003 until December 2006. Prior to joining IDT, Mr. Greenstein was a partner in the law firm of Morrison & Foerster LLP from February 1997 to November 1999, where he served as the Chairman of that firm’s New York Office’s Business Department. Concurrently, Mr. Greenstein was General Counsel and Secretary of Net2Phone from January 1999 to November 1999. Prior to 1997, Mr. Greenstein was an associate in the New York and Toronto offices of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Greenstein also served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves on the Boards of Directors of Document Security Systems, Inc. (AMEX:DSS), Ohr Pharmaceuticals, Inc. (OTC:OHRP.OB), NanoVibronix, Inc. and Regal Bank of New Jersey. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School.

There are no arrangements or understandings between Mr. Greenstein and any other person pursuant to which Mr. Greenstein was appointed to his new position, nor is there any family relationship between any director or executive officer and Mr. Greenstein.  Mr. Greenstein has not entered into any related party transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By: /s/ Claude Pupkin
       Name: Claude Pupkin
       Title: Chief Executive Officer

Dated: December 15, 2011

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